Exhibit 10.13

EXECUTIVE SUITE RENTAL AGREEMENT

JET CENTER PROPERTY SERVICES, LLC

1250 Aviation Avenue

San Jose, CA 95110

1.             PARTIES.  This Executive Suite Rental Agreement (“Rental Agreement”), by and between JET CENTER PROPERTY SERVICES, LLC, a limited liability corporation (“Landlord”) and MathStar, Inc., (“Tenant”).  This Rental Agreement is dated for reference purposes only, June 16, 2005.

2.             PREMISES.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord those certain office space consisting of approximately 172 usable square feet and approximately 193 rentable square feet and designated as Executive Suite # 200R (the “Premises”) and shown on attached Exhibit ”A”.  The Premises is situated on the second floor of Building B (the “Building”), of the San Jose Jet Center located at 1250 Aviation Avenue, San Jose, CA 95110 (the “Jet Center”).  In addition to the services and facilities listed on attached Exhibit ”B”, Tenant will have the non-exclusive right in common with Landlord, other tenants of the Jet Center and invitees of both, to use the Building lobbies, common hallways, stairways, restrooms, elevator, parking areas, and other commonly understood to be public or common areas, subject to Landlord’s Rules and Regulations.

3.             TERM.  The term of this Agreement shall be for one year, commencing on July 16, 2005 (“Commencement Date”) and terminating on June 30, 2006.  Thereafter, the lease will continue on a month-to-month basis unless and until terminated as provided herein.  Once the month-to-month lease term is initiated, either party may terminate this Agreement at any time by giving written notice of termination as follows (the “Term”):

(a)           Except as provided in paragraph 3 above, upon thirty (30) days prior written notice delivered to the other party, either party may terminate this Agreement with or without cause (the “Termination Notice”).  The termination of this Agreement following service of the Termination Notice shall be effective as of 5:00 p.m., on the thirtieth (30th) day following the date of delivery to the other party (the “Expiration Date”) unless sooner terminated pursuant to any other provision herein.

4.             POSSESSION.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises at the commencement of the Term hereof, this Rental Agreement shall not be void or void able, not shall Landlord be liable to Tenant for any loss or damage resulting there from, excepting that Tenant shall not be called upon to pay rent for the period between the commencement of said Term and the time when Landlord delivers possession of the Premises.

5.             RENT.  Tenant shall pay to Landlord monthly rent for the Premises, without notice, demand, deduction or set-off, in the amount of five hundred and thirty-one dollars and no cents ($531.00) on or before the first day of each and every calendar month of the Term.  Tenant shall pay to Landlord upon occupancy of the premises the first and last installment of monthly rent in the total amount of one thousand and sixty-two dollars, ($1,062.00).  If the Commencement Date is not the first day of a month or the termination date is not the last day of a month, the rent payable hereunder shall be prorated on a daily basis at the then current rate for the fractional month during which the Term commences and/or terminates and the rent payable for such partial month or months shall be payable on the first day of the first full calendar month of the Term or the first day of the last full calendar month immediately preceding the last partial calendar month of the Term, as the case may be.  Said rent and other payments due hereunder shall be paid to Landlord in lawful money of the United States of America at the administrative offices of the San Jose Jet Center, or to such other person or at such other place as Landlord may from time to time designate in writing.  All monies (other than monthly rent) required to be paid by Tenant under this Rental Agreement shall be deemed “Additional Rent” and rights and remedies arising in connection with the collection of monthly rent shall apply to Additional Rent.  The term “rent(s)” whenever used in this Rental Agreement refers to monthly rent and Additional Rent.

6.             SECURITY DEPOSIT.  In addition to first and last’s month rent, Tenant has deposited with Landlord the sum of five hundred and thirty-one dollars and no cents ($531.00) to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this Rental Agreement by Tenant to be kept and performed during the Term hereof.  If Tenant fails to pay rent or any other sums to be paid by Tenant to Landlord, or if Tenant shall default in or breach any of the other terms, covenants or conditions of this Rental Agreement, Landlord may, at its option, apply all or any portion of said deposit to any rent or other sum due and unpaid by Tenant to Landlord, to cure any default or breach of Tenant under the terms of this Rental Agreement, to reimburse Landlord for any costs incurred in connection with any such default or breach, or compensate Landlord for any damage, liability, or expenses, suffered by Landlord as a result of such default or breach including, but not limited to, any attorney’s fees and other costs incurred by Landlord in connection with such default or breach.  If Landlord so applies any of the said deposit, then Tenant shall, upon written demand of Landlord, immediately remit to Landlord a sufficient amount in cash to restore said security deposit to its full amount, and Tenant’s failure to do so shall constitute a material breach of this Rental Agreement.  Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all rent provided for as it falls due and all other sums payable by Tenant to Landlord hereunder, any unused portion of said security deposit shall be returned to Tenant following the expiration of the Term of this Rental Agreement.

7.             USE.  The Premises shall be used and occupied by Tenant for general office purposes and for no other purpose without the prior written consent of Landlord.  Tenant shall not do or permit to be done in or about the Premises that may cause any increase in insurance premiums or cause the cancellation of any insurance policy.  Tenant shall not use the Premises for any purposes that will in any way violate or conflict with any law, statute, ordinance or governmental rule or regulation.  Tenant shall not in any way obstruct or interfere with the rights of or quiet enjoyment by other tenants or occupants of the Building or any appurtenant areas.  Tenant shall not use, store, dispose of, transport, or handle any hazardous materials, or toxic substances in, on or about the Premises, the Building or the San Jose Jet Center.

8.             ALTERATIONS.  Tenant shall not make or cause to be made any alterations, modifications, or changes to the Premises or construct any improvements to or within the Premises, including without limitation, carpeting, shelving, painting, fixed partitions, telephone,

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data, modem, or facsimile lines (collectively, “Alterations”), without Landlord’s prior written approval, and then not until Landlord shall have fist approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld.  All Alterations shall be installed by licensed contractors approved in advance by Landlord in compliance with all laws, rules, regulations, permits and approvals pertaining to such Alteration.

9.             LANDLORD’S OBLIGATION.  In addition to the services and facilities listed on Exhibit ”B”, Landlord agrees to furnish to the Premises during normal working hours heating and air conditioning as well as provide clean restrooms for Tenant’s use.  All such services and facilities are provided without warranty of any sort whatsoever and Landlord shall not be liable for failure to supply any services or facilities for any cause beyond Landlord’s control, or which in Landlord’s reasonable judgment require suspension.  For purposes of this Rental Agreement, “normal working hours” shall mean Monday through Friday 8:00 AM to 5:00 PM.

10.           INSURANCE.  Tenant assumes the risk, shall be responsible for, and hereby relieves Landlord from all liability for damage to any of Tenant’s fixtures, goods, inventory, furniture, and equipment, or any injury, death, damage, or loss to any person or property which occurs in, on, or about the Premises or in any other part of the Building, and which is caused by Tenant or Tenant’s Agents or invitees.  Tenant further releases Landlord from all liability arising in connection with damage to or loss of any property of Tenant or any third party, which may result from water leakage into the Premises, or from any other cause even if resulting from the negligence of Landlord or its Agents.  Landlord shall not be liable for injury to Tenant’s business or any loss of income there from relative to any such damage or injury or arising in connection with any renovations or modifications to the Building or the Jet Center and all areas appurtenant thereto.  Tenant shall, at its own expense, procure and continue to force at all times during the term of this Rental Agreement, comprehensive public liability insurance, insuring Landlord, Tenant and the City of San Jose against any liability arising out of the ownership, use, occupancy, maintenance, or operation of the Premises and all areas appurtenant thereto.  A minimum of $2,000,000.00 general liability coverage and $300,000.00 automobile coverage with thirty (30) days written notice of cancellation or modification shall be required.  The policies of liability insurance required to be carried by Tenant pursuant to this Section or actually carried by Tenant with respect to the Premises: (i) shall name Landlord and the City and their respective principals, officers, servants, agents, contractors, directors and employees, and such others as may be designated by Landlord from time to time, as additional insureds; (2) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that any and each such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called “severability” or “cross liability” endorsement.  Prior to occupancy of the Premises, Tenant shall deliver to Landlord a copy of such policy or a Evidence of Insurance of the insurer certifying in a form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverages and/or limits of liability required by this Section and containing the provisions specified herein.  With respect to each renewal or replacement of any such insurance, policy or policies, the requirements of this Section must be complied with not less than thirty (30) days prior to the expiration or cancellation of each policy

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being renewed or replaced.  If Landlord reasonably determines at any time that the amount of coverage and/or limits of liability set forth in this Section is not adequate, then Tenant shall increase the amount of such coverages and/or limits of liability for such insurance to such greater amount, as Landlord deems adequate.

11.           MAINTENANCE, REPAIRS AND SURRENDER OF PREMISES.  By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition, and repair and upon expiration or earlier termination of this Rental Agreement, Tenant shall surrender the Premises in the same condition received, ordinary wear and tear alone excepted.  Tenant shall maintain in a first class condition and repair as necessary the interior of the Premises.  Tenant shall not damage or deface the interior surfaces of the Premises, including without limitation, the ceilings, walls, floors, doors or windows or window coverings.  Tenant shall provide, at its expense, and use during the entire Term of this Rental Agreement, hard plastic carpet protectors under each chair having castors or wheels at all desks, workstations and tables.  Any wear to the carpeting as a result of the failure to use such carpet protectors shall be considered excessive wear and tear, Landlord may, at its option, require Tenant to repair such damage or arrange to have such damage repaired, in which event Tenant shall immediately reimburse Landlord for the cost of such repairs.  Landlord shall maintain in good order and condition the Premises and the Building, unless such maintenance and repairs are necessary as the results of the acts or omissions of Tenant, or Tenant’s Agents or guests or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance or repairs.  Normal wear and tear, for the purposes of this Rental Agreement, shall be construed to mean wear and tear caused to the Premises by a natural aging process, which occurs in spite of prudent application of the best standards of maintenance and repair practices.  It is not intended, not shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of this Rental Agreement if the best standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

12.           INDEMNIFICATION.  Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, contractors, and representatives (collectively “Landlord’s Agents”) from and against any and all claims, demands, damages judgments, costs, expenses and fees including attorneys’ fees and costs of court, alleged or otherwise, arising in connection with or resulting, either directly or indirectly, from any actual or alleged use of the Premises by Tenant or its employees, agents, contractors and representatives (collectively “Tenant’s Agents”) or Tenant’s guests and invitees, or from the conduct of Tenant’s business or from any activity, work or thing done, permitted or suffered by Tenant or Tenant’s Agents in, on, or about the Premises or elsewhere and shall further indemnify, defend, and hold harmless Landlord and Landlord’s Agents from and against any and all claims, demands, damages, judgments, costs, expenses and fees, including attorneys’ fees and court and other defense costs, alleged or otherwise, arising in connection with or resulting, whether directly or indirectly, from any actual or alleged breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Rental Agreement, or the negligent acts or omissions or willful misconduct of Tenant, or any of Tenant’s Agents.  Tenant shall defend Landlord with counsel of Landlord’s choice in connection with any of the foregoing.

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13.           ASSIGNMENTS AND SUBLETTING.  Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Rental Agreement or any interest therein, and shall not sublet the Premises or any part thereof without prior written consent of Landlord.

14.           ENTRY BY LANDLORD.  Landlord shall at any and all times have the right to enter the premises to inspect the same, to supply janitorial services, to make repairs or provide any other services required by Landlord to be performed hereunder, or to show the premises to other prospective tenants, lenders, or purchasers.

15.           TELEPHONE SERVICE.  Tenant shall make arrangements with Pacific Bell Telephone or the current telephone service provider, for installation of any telephone, facsimile or Internet connections.  Tenant shall utilize Landlord’s existing internal telephone system.  The telephone company shall bill all monthly telephone, facsimile or Internet charges directly to Tenant.  Any and all additional phone services, including programming, installations, and purchasing shall be provided by a Landlord approved vendor and at the sole cost of the Tenant.  Tenant shall pay all initial phone installation costs directly to Landlord approved vendor.  Should Tenant utilize Landlord’s PBX, a one-time set-up fee of Two Hundred Fifty Dollars ($250) for connection of one telephone line and $0.35 per rentable square foot will be added to the monthly rent for the use off the San Jose Jet Center PBX equipment and Receptionist Phone Answering Service during the Term.  Set-up fee shall be paid by Tenant prior to occupancy.  The cost for any additional telephone, facsimile, ISDN, or other equipment and/or connections shall be billed by Landlord to Tenant and due within thirty (30) days following receipt thereof.  Landlord shall make arrangements for connection to its PBX equipment.

16.           ADVERTISING/SIGNAGE.  Tenant shall not use the name “San Jose Jet Center” in any of its advertising or on its letterhead, business cards or other stationary without the express written approval of Landlord.  Tenant shall not place any sign or object on the exterior surfaces of the Premises or in a position allowing such sign or object to be seen from the exterior of the Premises.  Should Tenant so choose, Signage identifying the Premises in the Executive Suite directories and at Premises (suite door) shall be installed as soon as reasonably practical following the Commencement Date by Landlord.  A signage fee of One Hundred Fifty Dollars ($150.00) shall be paid by Tenant to Landlord prior to such installation.  An additional One Hundred Fifty Dollars ($150.00) shall be charged for each and every change of name requiring a change in the signage.

17.           NOTICES.  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery, or United States mail, or private courier service, and if given by mail or private courier service shall be deemed sufficiently given when sent by registered or certified mail, first class postage prepaid, addressed to Tenant at the Premises, or to Landlord at 1250 Aviation Avenue, San Jose, CA 95110 Attn: Real Estate Manager or such other address as Landlord may designate from time to time.  Notice given by U.S. mail or courier service shall be deemed received upon the earlier of: (i) actual date of receipt: (ii) the date shown upon the return receipt; or (iii) forty-eight hours after deposit in the U.S. mail when mailed in the manner set forth in this Section.  The parties agree that the Premises address shall be deemed to be Tenant’s primary residence under, and any notice required pursuant to, California Civil Code Section 1946 or California Code of Civil Procedure Section 1161 and 1161(a) may be served in

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the foregoing manner, and if so served, shall constitute proper service of process under said statutory provision.

18.           DEFAULT AND REMEDIES

18.1         EVENTS OF TENANT’S DEFAULT:  Tenant shall be in default of its obligations under this Rental Agreement upon the occurrence of any of the following events:

A.            Tenant shall have failed to pay monthly rent or any Additional Rent when due including required late fees as defined in Section 19.8 within ten (10) days following the date of written notice from Landlord; or

B.            Tenant shall have failed to fully perform one or more of its obligations under or breached any of the terms, covenants or conditions of this Rental Agreement (except the payment of monthly rent or Additional Rent) within ten (10) days following the date of written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform the same; or

C.            Tenant shall have sublet all or any portion of the premises or assigned or encumbered all or any portion of its interest in this Rental Agreement in violation of the provisions contained in Section 13, whether voluntary, involuntary, or by operation of Law; or

D.            Tenant shall violate or breach any of the terms, covenants or conditions of this Rental Agreement and has abandoned the Premises as defined by California Civil Code 1951.2; or

E.             Tenant shall have availed itself of the protection of any debtor’s relief law, bankruptcy law, moratorium law or other similar laws.

18.2         LANDLORD’S REMEDIES:  In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in this Rental Agreement, Landlord, at its election, shall have the following remedies, in addition to all other rights and remedies provided in this Rental Agreement, by law, or in equity, to which Landlord may resort cumulatively, or in the alternative:

A.            Keep this Rental Agreement in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Rental Agreement including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performances to prevent Tenant from violating the terms of this Rental Agreement and/or to compel Tenant to perform its obligations under this Rental Agreement, as the case may be.

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B.            Terminate this Rental Agreement by giving Tenant written notice of termination, in which event this Rental Agreement shall terminate on the date set forth for termination in such notice.  If Landlord has given any written notice pursuant to Section 19.2 above, then Landlord shall not be required to give Tenant any additional notice terminating the Rental Agreement.  Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all monthly rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or the or thereafter accruing.  In no event shall (i) any action of whatever nature or kind, by Landlord or on its behalf, or (ii) an abandonment of the Premises by Tenant, in the absence of a specific written election by Landlord to terminate this Rental Agreement, constitute a termination of this Rental Agreement.  If Landlord does not terminate this Rental Agreement by giving written notice of termination, Landlord may enforce all of its rights and remedies under this Rental Agreement, including the right to recover rent as it becomes due under this Rental Agreement as provided in California Civil Code, Section 1951.4, as in effect on the Rental Agreement Commencement Date.

C.            In the event Landlord terminates this Rental Agreement, Landlord shall be entitled, at Landlord’s election, to recover from Tenant damages in an amount as set forth in California Civil Code, Section 1951.2, as in effect on the Rental Agreement Commencement Date.  For purposes of computing damages pursuant to said Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted.  Such damages shall include, without limitation:

(1)           The worth at the time of award of the unpaid rents, which has been earned at the time of termination;

(2)           The worth at the time of award of the amount of the amount by which the rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(3)           The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the rents for the balance of the Term after the time of award exceed the amount of such rental loss that Tenant proves could have been reasonably avoided; and

(4)           Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Rental Agreement, or which in the ordinary course of things would be likely to result there from.

The “worth at the time of award” of the amounts referred to in subparagraphs (1) and (2) of this Section is computed by allowing interest at an annual rate equal to the greater of twelve

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percent (12%) or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the default by Tenant, on advances to member banks under Section 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

18.3         RIGHT TO SURE DEFAULTS.  If Tenant fails to cure a default described under this Section, Landlord may, in addition to all other rights and remedies under this Rental Agreement, at law or in equity, cure such default and demand reimbursement by Tenant of the cost actually incurred by Landlord in curing such default, with interest thereon from the date such cost is incurred until the date of payment.

18.4         TENANT’S WAIVER.  Landlord and Tenant agree that the provisions set forth in this Rental Agreement are intended to supersede and replace the provisions of California Civil Code, Sections 1932(1), 1933(4), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant’s right to terminate this Rental Agreement or to make repairs and deduct the expenses of such repairs from the rent due under this Rental Agreement.  Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law of a similar nature, including without limitation, California Code of Civil Procedure Section 1179, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant.

19.           GENERAL PROVISIONS.

19.1         ESTOPPEL CERTIFICATES.  Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Rental Agreement is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Rental Agreement, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Rental Agreement as may be reasonably requested by Landlord.  Tenant’s failure to execute and deliver such estoppel certificate within ten (10) days after Landlord’s request therefore shall be a material default by Tenant under this Rental Agreement.  If Tenant fails to deliver an estoppel certificate within the prescribed time, it shall be deemed that this Rental Agreement is in full force and effect, that no rent other sums have been paid in advance, and that there are no uncured defaults on the part of Landlord under this Rental Agreement.

19.2         RELOCATION OF TENANT.  Landlord, following thirty (30) days notice, may require Tenant to move from the Premises to another location of comparable size in the Building in order to permit Landlord to consolidate the Premises with other space leased or proposed to be leased by another existing or prospective tenant in the Building.  In the event of such relocation notice, if there is less than six (6) months remaining in the Rental Agreement Term as of the effective date of the relocation then Tenant shall have the right to terminate the Rental Agreement effective on the date of the proposed relocation by providing notice to landlord within fifteen (15) days following the date of Landlord’s notice.  The failure of Tenant

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to deliver its notice of termination within the time and manner set forth herein shall be deemed a waiver by Tenant of its right to terminate this Rental Agreement.  In the event of such relocation: (a) Tenant shall pack its personal property in moving boxes and Landlord, at its cost, shall move Tenant’s empty furniture and equipment and the boxed personal property and, if necessary, shall pay to have Landlord’s internal phone system reprogrammed, and (b) Landlord and Tenant shall execute and amendment to this Rental Agreement identifying the relocated premises as the Premises under the terms of this Rental Agreement.

19.3         AUTHORITY.  The undersigned parties hereby represent and warrant that they have the proper authority and power to execute this Rental Agreement on behalf of Landlord and Tenant, respectively.  Each individual executing this Rental Agreement on behalf of Tenant represents and warrants that Tenant is validly formed and duly authorized and existing, and that Tenant is qualified to do business in the State of California.

19.4         LANGUAGE CONSTRUCTION.  The term “party” shall mean Landlord or Tenant as the context implies.  If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.  This Rental Agreement shall be construed and enforced in accordance with the Laws of the State of California.  The language in all parts of this Rental Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant, regardless of the drafting party.  The captions used in this Rental Agreement are for convenience only and shall no be considered in the construction or interpretation of any provision hereof.  When the context of this Rental Agreement requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.  The terms “must”, “shall”, “will” and “agree” are mandatory.  The term “may” is permissive.  When a party is required to do something by this Rental Agreement, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore.  Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including employees, agents, invitees, contractors, subcontractors, and the like, from performing said act.  Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provision of this Rental Agreement.  Time is of the essence with respect to the performance of each and every provision of this Rental Agreement in which time of performance is a factor.  Any copy of this Rental Agreement, which is executed by the parties herein referenced, shall be deemed an original for all purposes.  This Rental Agreement shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant.  This Rental Agreement is and shall be considered to be the only agreement between the parties hereto.  All negotiations and oral agreements are included herein.  No amendment or other modification of this Rental Agreement shall be effective unless it is in writing and signed by both Landlord and Tenant.  If any term, covenant or condition of this Rental Agreement shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants or conditions shall remain in full force and effect.

19.5         GOVERNMENTAL COMPLIANCE.  Tenant shall comply with all laws, rules and regulations of any governmental agency having jurisdiction over the Premises.  Landlord shall have the right to voluntarily cooperate with the efforts of governmental agencies and/or

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utility suppliers in reducing energy or other resource consumption within the Project.  Tenant shall not be entitled to terminate this Rental Agreement or to any reduction in or abatement of rent by reason of such compliance or cooperation.  Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules, regulations, restrictions, and/or recommendation established by Landlord arising in connection therewith.

19.6         DAMAGE AND DESTRUCTION.  In the event the Premises or the Building is damaged as a result of the negligent acts or omission of Tenant or Tenant’s Agents or invitees Tenant shall reimburse Landlord for all repair costs.  The foregoing notwithstanding, if the Premises or the Building is substantially damaged, Landlord shall have the right to terminate this Rental Agreement by delivering to Tenant a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:

19.7         RULES AND REGULATIONS.  Tenant agrees to abide by any and all rules, policies and regulations established by Landlord, and all modifications or amendments thereto including without limitation, those set forth in the attached Exhibit D and E and incorporated herein by this reference in order to properly regulate services, use, occupancy, operation, safety and the general image of the San Jose Jet Center.  A violation by Agreement Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Building.

19.8         LATE CHARGE.  If Tenant does not pay any sum payable by Tenant to Landlord within ten (10) days after such sum becomes due and payable, Tenant shall pay to Landlord included with such late payment a late charge equal to ten (10%) percent of the amount due.  Any installment of rent or any other sums due from annual rate of twelve percent (12%) but in no event greater than the amount permitted by law.  The accrual and/or acceptance of any late charge or interest shall not constitute a waiver of Tenant’s default with respect to any overdue amount, not prevent Landlord from exercising any of Landlord’s other rights or remedies.

19.9         LANDLORD’S LIABILITY.  Tenant, for itself and its successors and assigns (to the extent this Rental Agreement is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Rental Agreement that: (A) Tenant’s sole and exclusive remedy against Landlord shall be against Landlord’s interest in the Building; (B) no officer, director, or shareholder of Landlord shall be sued or named as a party in a suit or action (except as necessary to secure jurisdiction of the corporation); (C) no service of process shall be made against any officer, director or shareholder (except as may be necessary to secure jurisdiction of the corporation); (D) no officer, director, or shareholder of Landlord shall be required to answer or otherwise plead to any service of process; (E) no judgment will be taken against any officer, director, or shareholder of Landlord; (F) any judgment taken against any officer, director, or shareholder of Landlord may be vacated and set aside at any time nunc pro tunc; (G) no writ of execution will ever be levied against the assets of any officer, director or shareholder of Landlord; and (H) the covenants and agreements of Tenant as set forth in this Section shall be enforceable by Landlord and any officer, director and shareholder of Landlord.

19.10       ATTORNEYS’ FEES.  In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of the Rental Agreement, to recover rent, to terminate this Rental Agreement, or to enforce, protect, determine or establish

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any term or covenant of this Rental Agreement or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, court costs and other reasonable expenses incurred by the prevailing party.  In the event that Landlord shall be required to retain counsel to enforce any provision of this Rental Agreement, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party and Tenant shall pay to landlord all attorneys’ fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord promptly upon demand.  Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing his default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant’s failure to pay such fees and costs upon demand shall constitute a breach of this Rental Agreement in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

19.11       GROUND LEASE.  Tenant acknowledges that its occupancy of the Premises is subject to, in addition to this Rental Agreement, the provisions of a ground lease between the City of San Jose, as landlord, and SJJC Aviation Services, LLC, as tenant, under which Landlord leases the property upon which the Premises are situated.  This Rental Agreement is subordinate to said ground lease and Tenant hereby agrees to strictly comply with all the terms, covenants and conditions thereunder.  In addition, the parties agree that this Rental Agreement in its entirety is subject to approval of its form by the City of San Jose Airport Director.

19.12       SECURITY ACCESS AGREEMENT.  Tenant shall execute and deliver to Landlord prior to the Commencement Date the Security Access Agreement attached to this Rental Agreement as Exhibit C.

IN WITNESS WHEREOF, the parties hereto have executed this Rental Agreement as of the date set forth below their signatures.

LANDLORD:			TENANT:

JET CENTER PROPERTY SERVICES, LLC			MathStar, Inc.

BY:	/s/ Daniel P. Ryan		BY:	/s/ Bryon K Bequette
Mr. Daniel P. Ryan				General Counsel and Secretary
President

DATED:	July 7	, 2005	DATED:	July 6	, 2005

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EXHIBIT ”A”

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EXHIBIT ”B”

EXECUTIVE SUITES SERVICES

SERVICES*	AVAILABILITY**	CHARGES***

Receptionist Service	8:00am-5:00pm M-F	No Charge

Telephone Answering	8:00am-5:00pm M-F	One-Time Set-up charge $250.00
(If connected to PBX System)		(monthly fee, add $0.35/sq ft)

Conference Rooms	24 Hours	No Charge

Coffee Service (Prepared)	8:00am-5:00pm M-F	No Charge
(Self Service)	24 Hours	“

Copies (In House)	8:00am-5:00pm, M-Fri.	$0.10/COPY

Facsimile (Incoming/Outgoing)	24 Hours	$1.00/Page

Mail (Delivery)	USPS Box (Pick up @ 2pm)	N/A
(Postage Meter Accounts)	24 Hours	Actual Postage Usage

Janitorial Service	Sunday - Thursday	No Charge

Parking	24 Hours	No Charge

Bottle Water Service	24 Hours	No Charge

*All services are subject to cancellation.

** All times are subject to change following notice from Landlord.

*** All costs are subject to change following notice from Landlord.

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EXHIBIT ”C”

SAN JOSE JET CENTER SECURITY ACCESS AGREEMENT

Tenant:   MathStar Inc.

Suite Number:   200R

Contact Name:   Steve Williams

Off-site mailing Address:   5900 Green Oak Dr., Minnetonka, MN 55343

Phone Number:   (408) 398-4475

Alternate Phone:

The following names are those persons who have authorized access to the above referenced suite.

1.	2.

3.	4.

5.	6.

7.	8.

9.	10.

11.	12.

This list shall only be updated by: (Print Name or Names):

The undersigned represents and warrants that they have the power and authority to authorize access to the above referenced suite on behalf of the above referenced Tenant as set forth in this Security Access Agreement.  Tenant acknowledges that access by person with keys to the suite or who may enter a suite that has not been locked otherwise properly secured will not be restricted by Landlord.  The undersigned further releases Landlord from any and all actual or alleged liability, damage, or injury which may arise in connection with any access which may be given to any one or more of above listed persons or any other person (s) with keys or who gain access as a result of unlocked doors or unsecured offices.  Tenant further agrees that in the event any one or more of the above listed persons should no longer be given access to the suite, Tenant shall immediately notify Landlord of such change by providing Landlord with an updated Security Access List.

Tenant:.

By:
Signature

(print name and title)

Signature Date:

IN CASE OF EMERGENCY CALL:

AT:	( )

( )

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EXHIBIT ”D”

RULES AND REGULATIONS

1.             No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window or glass door on the Premises without the prior written consent of Landlord.  In any event, with the prior written consent of Landlord, said above items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building.  No articles shall be placed or kept on the windowsills so as to be visible from the exterior of the Building.

2.             Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Project.  Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and/or interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities or threaten the safety of the Project or its tenants.  No tenant and no employee or invitee of any tenant shall go up on the roof of any portion of the Project.

3.             Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.  Landlord shall in no event be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or other employee or any other person.  Janitor service may not be furnished on nights when rooms are occupied after 9:00 p.m.  Window cleaning shall be done only at regular and customary times determined by Landlord for such services.

4.             Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises.  Landlord may make a reasonable charge for any additional keys.  Landlord shall also furnish Tenant with one U.S. Postal Service mailbox key.  Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install new additional locks or bolts on any door of its Premises.  Tennant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors, which have been furnished to Tenant, and the mailbox key.  In the event of loss of any door keys, Tenant shall pay Landlord for the costs of replacement and for the cost of re-keying the door or doors affected.  In the event of loss of the mailbox key, a charge of no less than Twenty Dollars ($20.00) shall be assessed to Tenant for the cost of replacing the mailbox lock and new keys.

5.             No boring or cutting for telephone, data, modem, facsimile, telegraph lines and equipment, burglar alarms, electric wires or similar services and equipment shall be allowed without the prior consent of Landlord and any such wires permitted shall be introduced at the place and in the manner described by Landlord.  The location of telephones, speakers, fire extinguishers and all other office equipment affixed to premises occupied by tenant shall be subject to the written approval of Landlord.

6.             The Building elevator shall be available for use by all tenants in the Project, subject to such reasonable scheduling, as Landlord, in its discretion, shall deem appropriate.  No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Project or carried in the elevators except between such hours as may be designated by Landlord.  Tenant’s initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday.  Deliveries during normal office hours shall be limited to normal office supplies and other small items.  No deliveries shall be made which impede or interfere with other tenants or the operation of the Project.  Landlord reserves the right to refuse the transporting of any materials in the elevator, which may be of a hazardous or bulky nature, or be beyond the loading capacity or operational capacity of the elevator.  Tenant shall be liable for any and all repairs to the elevator due to the improper use or misuse of the elevator by Tenant, its agents, employees or invitees.

7.             Tenant shall not place a load upon any floor of the Premises, which exceeds the load per square foot, which such floor was designed to carry and which is allowed by law.  Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Project.  Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense.  Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Project, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Project must be acceptable to Landlord.  Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Project by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

8.             Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment.  Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9.             Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord, including without limitation, any space heater.

10.           Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Project’s heating and air conditioning systems and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall not adjust thermostatic controls.  Tenant shall keep corridor doors closed, and shall close window coverings during the heat of day and at the end of each business day.

11.           Landlord reserves the right to exclude from the Project any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified and escorted.  Tenant shall be responsible for all persons for whom it requests passes or agrees to escort and shall be liable to Landlord for all acts of such persons.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Project of any person.  Landlord reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement or other commotion by closing the doors, locking the gates, or by other appropriate action.

12.           Tenant shall entirely shut off all electricity and close and lock the doors of its Premises before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Project or by Landlord for noncompliance wit this rule.

13.           No cooking shall be done or permitted on the Premises, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment complies with and is used in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations and provided further that Tenant or an employee of Tenant is present at all times that such equipment and/or microwave is in use.  Tenant shall be fully liable for any and all damage or liability arising in connection with or resulting from violation of the rules.

14.           The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

15.           Tenant shall not sell, or permit the sale at retail of newspapers magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises.  Tenant shall not make any room-to-room solicitation of business from other tenants in the Project.  Tenant shall no use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease.

16.           Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other devices of whatever nature or kind on the roof or exterior walls of the buildings within the Project.  Tenant shall not interfere with radar, radio or television broadcasting or reception from or in the buildings within the Project or the radio tower adjacent to the Property or elsewhere.  Tenant shall not install any burglar alarm, security system, or other similar protection device without the prior written approval of Landlord.

17.           Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations.  Landlord reserves the right to direct electricians as to where and how telephone, modem, data, and/or telegraph wires are to be introduced to the Premises.  Tenant shall not cut wires or bore holes.  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

18.           Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

19.           Canvassing, soliciting and distribution of handbills or any other written material, and peddling within the Project are prohibited, and Tenant shall cooperate to prevent such activities.

20.           Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

21.           Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord.  Tenant shall not place in any trash box or receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  Tenant shall be charged accordingly for any costs incurred in the removal of rubbish or debris not commonly incurred in normal business activity.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.  Excessive use of the trash containers by Tenant shall be subject to additional charge.

22.           The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose.

23.           Tenant shall not use in the buildings within the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the buildings within the Project.

24.           Without the written consent of Landlord, Tenant shall not use Landlord’s name or the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

25.           Tenant shall comply with all safety, fire protection and evacuation procedures, rules and regulations established by Landlord or any governmental agency.

26.           Tenant assumes any and all responsibility for protecting its Premises and/or its vehicles from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises and vehicles closed.

27.           Tenant’s requirements will be attended to only upon appropriate application to the Project management office by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.  Any request for work to be performed by employees of Landlord without first receiving Landlord’s consent shall be a violation of this rule and a default under the terms of the Lease.

28.           Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

29.           These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant’s Lease of its Premises.

30.           Landlord reserves the right to make such other Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations, which are adopted.

31.           Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant’s employees, agents, contractors, clients, customers, invitees and guests.

32.           Tenant shall cooperate with Landlord in complying with all resolutions and requirements established by governmental agencies relative to the use, occupancy, ownership, or management of the Project, including without limitation, transportation and transit conditions established for the Project and shall designate a responsible employee to represent Tenant in all matters pertaining to any and all such matters.

EXHIBIT ”E”

SAN JOSE JET CENTER

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of parking areas and facilities (“Parking Areas”) for the San Jose Jet Center located at 1250 Aviation Avenue, San Jose, California (the Project”) and from time to time may change:

1.             Tenant shall not park any vehicles in the Parking Area other than automobiles, motorcycles, or four-wheeled trucks.

2.             No extended term storage of vehicles shall be permitted without Landlord’s prior written consent.

3.             Designated 2 hour visitor parking is permitted.  Violations may result in owner being towed at their own expense.

4.             Any vehicles parked in non-visitor parking areas may require a parking permit issued by Landlord.

5.             Violation of Tenant’s allocated parking may result in Additional Rents

6.             Vehicles must be parked entirely within the painted lines of a single parking stall.

7.             All directional signs and arrows must be observed.

8.             The speed limit within all Parking Areas shall be 5 miles per hour

9.             All parking limitation signage shall be observed, including without limitation, the two hour parking zones in front of the buildings.

10.           Vehicles parked in a non-visitor parking spot must display Landlord’s issued parking permits.

11.           Parking is prohibited (Any person parking in a non-visitor spot is subject to immediate towing at owner’s expense.  Additional parking permits are available.  Without a parking permit, car can be towed at owner’s expense).

a.             In areas not striped for parking;

b.             In aisles;

c.             Where “no parking” signs are posted;

d.             In cross hatched areas;

e.             In such other areas as may be designated by Landlord from time to time

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12.           Washing, waxing, cleaning, or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

13.           Landlord shall have the right to remove, at the owner’s expense, any vehicle parked in the Parking Area in violation of any one or more of these Rules and Regulations and shall further have the right to refuse parking of any vehicle by a tenant or person and/or his agents or representatives who willfully refuse to comply with these Rules and Regulations and all Project, City, State ad/or Federal rules, regulations, ordinances, laws or agreements.

14.           Landlord reserves the right to install parking control devices.

15.           Landlord reserves the right to issue parking stickers or other forms of identification as a condition to using the Parking Areas.  Such parking stickers or any other device or form of identification shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in any matter.  The serial number of the parking identification device may not be obliterated.  Devices will not be transferable and any device in the procession of an authorized holder will be void.

16.           Tenant assumes any and all responsibility for protecting its vehicles from theft, robbery, damage, and pilferage, which includes keeping doors and windows locked and other means of entry to such vehicles secured.

17.           Landlord may waive any one to more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord shall be construed as a waiver of any other Rule or Regulations against Tenant or any or all of the tenants of the Building.

18.           These Rules and Regulations are in addition to and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant’s Lease of its Premises.

19.           Landlord reserves the right to modify and/or adopt such other Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project; and for the preservation of good order herein, tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations, which are adopted.  Landlord may refuse to permit any person or any tenant who permits any of its employees and/or invitees who violate these rules in the Parking Area, and any violation of the rules shall subject car to removal at the owner’s sole cost and expense.

20.           Unless otherwise agreed to in writing by Landlord, parking in the Parking Areas shall be on a non-exclusive “first come first serve” basis.

21.           Tenant shall be responsible for the observance of the foregoing rules and regulations by Tenant’s employees, agents, contractors, clients, customers, invitees, and guests.

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